EXHIBIT 10.2(b)


                            WKI HOLDING COMPANY, INC.
                            LONG-TERM INCENTIVE PLAN
                               GUIDELINES FOR THE
                MAY 29, 2003 THROUGH DECEMBER 31, 2005 AWARD TERM

1.     Guidelines.  These  WKI  Holding  Company,  Inc. Long-Term Incentive Plan
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Guidelines  for  the May 29, 2003 through December 31, 2005 Award Term (the "OXO
Guidelines") have been approved by the Committee for the administration of the WKI Holding Company, Inc. Long-Term Incentive Plan (the "Plan") for Awards granted to OXO Participants (as defined below) for such Award Term.

2.     Definitions.  Except as otherwise provided in these OXO Guidelines, terms
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defined in the Plan (as it may be amended from time to time) shall have the same meanings when used herein. In addition, the following words and phrases shall have the following respective meanings for purposes of these OXO Guidelines.

     (a)       "Change of Control" means any one or more of the following
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               events:

          (i) any person (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act")) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than any Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, becomes the beneficial owner in the aggregate of more than thirty-five percent (35%) of the Voting Securities of the Company or thirty-five percent (35%) of the Voting Securities of World Kitchen (GHC), LLC;

          (ii) individuals who constitute the initial board of directors of the Company as of January 31, 2003 (the "Reorganized Incumbent
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               Board") cease for any reason to constitute more than sixty-six
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               and two-thirds percent (66-2/3%) of the members of the board of directors of the Company; provided that any individual who becomes a director after January 31, 2003 whose election or nomination for election by the Company shareholders, was approved by more than sixty-six and two-thirds percent (66-2/3%) of the members of the Reorganized Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), "tender offer" (as such term is used in Section 14(d) of the Exchange Act) or a proposed


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               Merger (as defined below in clause (c) of this Section 1.11))
               shall be deemed to be members of the Reorganized Incumbent Board;

          (iii) consummation of a merger, reorganization, consolidation, or similar transaction (any of the foregoing, a "Merger") unless the
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               persons who were the beneficial owners of the Voting Securities of either of the WKI Entities immediately before such Merger, are the beneficial owners, immediately after such Merger, directly or indirectly, in the aggregate, of more than sixty percent (60%) of the common stock and any other voting securities of the entity resulting from such Merger in substantially the same relative proportions as they owned the Voting Securities of the respective WKI Entities immediately before the Merger;

          (iv) consummation of a transfer or sale of all or substantially all of the assets of either of the WKI Entities (a "Sale") unless
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               the persons who were the beneficial owners of the Voting
               Securities of either of the WKI Entities immediately before such Sale, are the beneficial owners, immediately after such Sale, directly or indirectly, in the aggregate, of more than sixty percent (60%) of the common stock and any other voting securities of the entity or entities that own such assets immediately after the Sale;

          (v) The board of directors of the Company or the shareholders of the Company, as applicable, approve a plan of liquidation of either of the WKI Entities or World Kitchen, Inc.; or

          (vi) The consummation of a sale of all or substantially all of the assets used in the business conducted by OXO.

Notwithstanding the foregoing, there shall not be a Change of Control if, in advance of (or subsequent to) such event, the OXO Participant agrees in writing that such event shall not constitute a Change of Control. For purposes of this definition of Change of Control, entry into and performance of the Stockholders' Agreement entered into by and among the Company and certain of its stockholders, dated as of January 31, 2003 (as the same may be amended from time to time), shall not constitute any person as a member of a group with any other person.

     (b)     "OXO"  shall  mean  the OXO International Division of World Kitchen
(GHC),  LLC,  a  wholly-owned  subsidiary  of  the  Company.

     (c) "Voting Securities" means any of the securities of either of the Company or World Kitchen (GHC), LLC (the "WKI Entities") entitled to vote
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generally  in  the  election  of  the  directors of the Company or World Kitchen
(GHC),  LLC,  as  the  case  may  be.

3.     Awards.
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     (a)     Award  Pool.  The Award Pool for the current Award Term shall be as
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set  forth  on  Exhibit  A.
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     (b)     OXO  Participants.  Exhibit  A  lists the eligible Participants for
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the  current  Award  Term  (each,  an "OXO Participant") and the number of Award
Units granted to each OXO Participant on the Grant Date. Each OXO Participant shall be notified in writing that he is eligible to receive an Award to be calculated in accordance with the Plan and these OXO Guidelines based on the number of Award Units specified in the notice.

     (c)     Performance  Criteria  and  Vesting.  Subject  to the provisions of
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Section  3(d)  hereof,  the right of each OXO Participant to receive payment for any Award Units shall be determined (A) on the basis of OXO's Revenue in year 3 of the current Award Term and (B) on the basis of OXO's EBITDA for year 3 of the current Award Term, as follows:

     If the Revenue and EBITDA of OXO during year 3 of the current Award Term are within the percentage ranges specified in the performance matrix set forth on Exhibit B, each Award Unit shall become fully vested and the OXO
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     Participant shall be entitled to receive a cash payment for each Award Unit in the amount set forth on Exhibit B opposite such percentage ranges. For
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     purposes of calculating the Award for the current Award Term, the target
     OXO EBITDA for year 3 of such Award Term shall be $32.39 million and the target OXO Revenue for year 3 of such Award Term shall be $113.0 million.

          By April 1st of the year following the end of the current Award Term, the Committee shall determine (A) OXO's Revenue for such Award Term and (B) OXO's EBITDA for such Award Term. Based upon the foregoing amounts, the Committee shall determine the amount of the cash payment to be paid to each OXO Participant in the manner provided in these OXO Guidelines and the Plan.

     (d)     Forfeiture  and  Acceleration  of  Award  Units.
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             (i)  Except  as  and  to the extent otherwise provided in these OXO
     Guidelines or an OXO Participant's employment agreement, the forfeiture and acceleration provisions set forth in Section 6 of the Plan shall apply. Notwithstanding any other provisions of the Plan or these OXO Guidelines to the contrary, the President of OXO shall have sole authority to terminate the employment of any OXO Participant.

             (ii) Notwithstanding Section 3(d)(i) above, but subject to any provisions in an OXO Participant's employment agreement, the Award Units of all "Affected Participants" shall become vested and, in lieu of any other payments to such Affected Participant pursuant to the OXO Guidelines, each Affected Participant shall be entitled to receive a cash payment in an amount equal to $1,000 for each vested Award Unit. For purposes of this
     Section 3(d)(ii), the term "Affected Participants" shall mean those OXO Participants (A) who are employed by the Company or any Subsidiary on the date of a Change of Control if such Change of Control occurs during the current Award Term, (B) who are


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     terminated  by  the  Company or any Subsidiary without Cause within 90 days prior to a Change of Control (or within 90 days of the Company entering into any definitive agreement with respect to a pending Change of Control which actually results in a Change of Control) if such termination without Cause occurs during the current Award Term, (C) who are party to an employment agreement with the Company and whose employment is terminated by the Company without Cause (regardless of whether such termination is within 90 days prior to a Change of Control or within 90 days of the Company entering into any definitive agreement with respect to a pending Change of Control which actually results in a Change of Control) or (D) who are party to an employment agreement with the Company that defines the term "Good Reason" and who terminate employment with the Company for Good Reason. Notwithstanding the foregoing, in the event that (A) a Change of Control occurs during the fourth quarter of the last year of the Award Term, (B) the employment of an Affected Participant who is party to an employment agreement with the Company is terminated without Cause during the fourth quarter of the last year of the Award Term or (C) an Affected Participant who is party to an employment agreement with the Company terminates employment with the Company for Good Reason during the fourth quarter of the last year of the Award Term, in lieu of any other payments under this Award, the Affected Participants shall be entitled to receive the greater of (1) $1,000 for each vested Award Unit or (2) the amount the Affected Participant would have been entitled to receive under this Award pursuant to the terms of Section 3(c) hereof had the Affected Participant remained continuously employed by the Company through the last day of the Award Term and the Change of Control not occurred.

             (iii) Any Award payments made pursuant to these OXO Guidelines will be in addition to any other payments an OXO Participant is entitled to receive under the Plan or the WKI Guidelines.

     (e)     Maximum  Award  Limit.  Notwithstanding  any other provision of the
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Plan  or  these OXO Guidelines, the total amount of any Award determined for any
OXO  Participant  hereunder shall not exceed the amounts set forth on Exhibit B.
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4.     Amendment.  The  Committee  may,  from time to time, alter or amend these
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Guidelines, except that no amendment, which would adversely affect the amount of any granted but unpaid Award of an OXO Participant, the number of Award Units in the outstanding Award Pool or granted to an OXO Participant on the Grant Date, or the value or amount of any Award as calculated in accordance with Section 3 above will become effective without the prior written consent of such affected OXO Participant.

5.     Effect  of Plan.  The Awards shall be subject to all terms and conditions
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of  the  Plan,  except  to the extent such terms and conditions are inconsistent with  any  provision  in  the  OXO  Guidelines.


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